UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2010

AVENTURA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2650 Biscayne Boulevard, Miami, Florida 33137
(Address of principal executive offices)

(305) 937-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

The Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Florida to change its name to “Zolon Corporation” and to amend its articles to reflect a reverse stock split.  In connection with this name change and reverse split, the Company was assigned a new CUSIP number and has submitted this information to the Financial Industry Regulatory Authority (FINRA) requesting a new trading symbol.  Authority for this action was pursuant to Board authorization as described in the Information Statement filed under Form Def-14C on November 4, 2009 and mailed to shareholders but the date for effective action was left to the Board’s discretion and this report is intended to confirm the consummation of that action.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

The Company has submitted the required documentation to obtain a new trading symbol and this request is currently pending.  The Secretary of State of Florida has accepted the amendments to the Company’s Articles of Incorporation so the records of the Secretary of State reflect the new name.  Trading will continue under the old symbol until issuance of a new trading symbol by FINRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENTURA HOLDINGS, INC.

March 4, 2010	By:	/s/ Craig A. Waltzer
Craig A. Waltzer
Chief Executive Officer, President, and Director